UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 5, 2005

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation or organization)	0-422 (Commission File Number)	22-1114430 (I.R.S. Employer Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.   Other Events

Announcement regarding Middlesex Water presenting its company overview at the 9th Annual Water Conference hosted by the New York Society of Security Analysts on December 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY (Registrant) /s/Kenneth J. Quinn Kenneth J. Quinn Vice President, General Counsel, Secretary and Treasurer

Dated:  December 5, 2005

Middlesex Water Company to Present at
NYSSA 9th Annual Water Conference

        ISELIN, NEW JERSEY, (December 5, 2005) Middlesex Water Company, (NASDAQ: MSEX), a provider of water and wastewater services in New Jersey and Delaware, today announced that the company will participate in the 9th Annual Water Industry Conference hosted by the New York Society of Security Analysts (NYSSA) on December 8th at the Harvard Club in New York City. President and CEO, Dennis G. Sullivan, and Chief Financial Officer, A. Bruce O’Connor, will present a company overview and strategic outlook, and discuss revenue growth opportunities. An archived webcast of this presentation will be available via a link on the company’s website at www.middlesexwater.com. For conference and registration information, please call (212) 541-4530 or visit NYSSA online at www.nyssa.org

About Middlesex Water Company
        Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company’s Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. are subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State and regulatory agencies concerning water quality standards.

        For more information about Middlesex Water, call (732) 634-1500 or visit the Company’s web site at www.middlesexwater.com.

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Investor Relations Contact:
Bernadette M. Sohler
Director of Communications
bsohler@middlesexwater.com
(732) 634-1500